                                                                    EXHIBIT 10.4

            Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                         INTERNATIONAL LICENSE AGREEMENT

      THIS AGREEMENT is made and entered into as of January 21, 1998 (the "Effective Date"), by and between ASPECT MEDICAL SYSTEMS, INC. ("Aspect"), a Delaware, U.S.A. corporation having offices at 2 Vision Drive, Natick, Massachusetts 01760-2059, U.S.A., Attention: J. Breckenridge Eagle, Telecopy
No.: 1-508-647-2059, and NIHON KOHDEN CORPORATION ("NK"), a Japanese company having offices at 31-4 Nishiochiai, 1-chome, Shinjuku-ku, Tokyo 161 Japan,
Attention: Hajime Yasuda, Telecopy No.: 81-3-5996-8097.

      WHEREAS, Aspect possesses certain intellectual and industrial property rights; and

      WHEREAS, Aspect is willing to grant, and NK desires to acquire, non-exclusive worldwide rights to use such rights in accordance with the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises and mutual promises, terms and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Aspect and NK (the "Parties") do hereby agree as follows:

1.    DEFINITIONS

As used herein, the following terms shall have the following definitions.

1.1 AFFILIATES. "Affiliates" of a Party hereto shall mean companies which are controlled by, control or under common control with such Party. A company shall be considered an "Affiliate" for only so long as such control exists. For the purposes of this definition, partnerships or similar entities where a majority-in-interest of its partners or owners are a Party hereto and/or Affiliates of such Party shall also be deemed to be Affiliates of such Party.

1.2 AGREEMENT TERM. "Agreement Term" shall mean the period beginning on the Effective Date and ending on the date of termination or expiration of this Agreement, as the case may be.

1.3 BIS. "BIS"(TM) shall mean the Bispectral Index,(TM) which is Aspect's proprietary processed EEG parameter that directly measures the hypnotic effects of anesthetic and sedative agents on the brain.

1.4 BUSINESS DAY. "Business Day" shall mean a day on which banks are open for business in Natick, Massachusetts, U.S.A.

1.5   COMMENCEMENT DATE. "Commencement Date" shall mean the earlier of: (a)
May 1, 1999 (unless through no fault of NK, the MHW Approval has been delayed); and (b) the MHW Approval Date.

1.6 CONTRACT YEAR. "Contract Year" shall mean the 12-month period commencing on the Commencement Date, and then each 12-month period thereafter.

1.7 KIT. "Kit" shall mean Aspect's BIS Module Kit, as further described in Exhibit A attached hereto and made a part hereof.

1.8 LICENSED TECHNOLOGY. "Licensed Technology" shall mean the Rights, the Products and the Technical Information.

1.9 LICENSE TERM. "License Term" shall mean the period beginning on the Commencement Date and ending on the date of termination or expiration of this Agreement, as the case may be.

1.10 MHW APPROVAL DATE. "MHW Approval Date" shall mean the date on which NK receives the approval of the Japanese Ministry of Health and Welfare to market the Product in Japan.

1.11  PRODUCT. "Product" shall mean a BIS module.

1.12  RIGHTS. "Rights" shall mean:

(a) the patents listed on Exhibit B attached hereto and made a part hereof, and all continuations, divisions, extensions and reissues thereof;

(b) the patent applications listed on Exhibit B hereto, and all continuations, divisions, extensions and reissues thereof;

(c) any and all continuations, divisions, reissues, extensions and other filings that Aspect may file with the governmental agency which issues patents in any jurisdiction with respect to such patents and/or patent applications described in parts (a) and (b) above of this definition; and

(d) all relevant copyrights and circuitry relating to the Software (as defined in Section 2.6 below) or the Kits; and

(e) any and all patents, patent applications, copyrights, mask work rights and other intellectual property rights with respect to any inventions, which patents, patent applications, copyrights, mask work rights and other rights (i) are granted or to be granted to Aspect (either directly or through its Affiliates, successors, assigns, agents or employees) and (ii) with respect to which Aspect (either directly or through its Affiliates, successors, assigns, agents or employees) shall have the right to grant licenses, sublicenses and rights of the type described in Article 2 below;

PROVIDED, HOWEVER, that with respect to this definition, if any patents, copyrights, mask work rights or other intellectual property rights have been or are in the future issued, granted or registered based on or embodied in any Product or any part of the Technical Information, such patents, copyrights, mask work rights and other rights shall be deemed included in this definition.

1.13 TECHNICAL INFORMATION. "Technical Information" shall mean all trade secrets, know-how, computer programs (including copyrights in said software), knowledge, technology, means, methods, processes, practices, formulas, techniques, procedures, technical assistance, designs, drawings, apparatus, written and oral rectifications of data, specifications, assembly procedures, schematics and other valuable information of whatever nature, whether confidential or not, and whether proprietary or not, which is now in (or hereafter, during the Agreement Term, comes into) the possession of Aspect and which is necessary to the manufacture, assembly, sale, distribution, use, installation, servicing or testing of the Product.

1.14 U.S. DOLLARS. "U.S. Dollars" shall mean lawful money of the United States of America, in immediately available funds.

            Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



2.    GRANT OF RIGHTS AND LICENSES

Subject to all of the terms and conditions set forth in this Agreement:

2.1   USE OF RIGHTS.

(a) Aspect hereby grants to NK a non-exclusive, worldwide right and license during the Agreement Term to practice the Rights in order to manufacture, use and sell the Product as a component of multi-parameter modular patient monitoring systems manufactured by or for NK. Specifically, but without limitation, the Rights may not be used to make, use or distribute the Product for incorporation into stand-alone EEG/BIS monitors.

(b) During the Agreement Term, Aspect shall not grant, directly or indirectly, the right and license described in Section 2.1(a) above [**].

(c) For the rights and licenses granted hereunder, NK shall pay Aspect a license fee of [**] within thirty (30) days of the execution of this Agreement. NK may [**] of said license fee in order to pay withholding tax levied by the Government of Japan. NK agrees to send to Aspect tax payment certificates indicating payment of such withholding tax so that Aspect can be allowed by the tax authorities of the United States a tax credit in the amount of such withholding tax deducted in Japan.

2.2   USE OF TECHNICAL INFORMATION.

(a) Aspect grants to NK a non-exclusive worldwide right and license during the Agreement Term to use the Technical Information in connection with NK's exercise of its rights and licenses granted in Section 2.1, and for no other purpose.

(b) As soon as practical after the Effective Date, Aspect shall provide to NK, at no additional cost to NK, all of the Technical Information.

2.3   TRADEMARKS, SERVICE MARKS AND TRADE NAMES.

(a) NK shall be required to mark the Products with Aspect's trademarks, service marks and trade names listed in Exhibit C hereto (the "Trademarks"). Aspect hereby grants NK the right to use the Trademarks on a non-exclusive basis only for the License Term and solely for display or advertising purposes in connection with the Products manufactured and sold in accordance with this Agreement. During the License Term, NK may use, without Aspect's prior written consent, trademarks, service marks and trade names in connection with the Products other than the Trademarks; PROVIDED, HOWEVER, that the Trademarks are always used in a manner which makes them at least as large and at least as prominent as any other such trademarks, service marks or trade names appearing on any such label, display or advertisement. Any use by NK of the Trademarks shall be deemed to be a use of the same by Aspect. NK shall not at any time do or permit any act to be done (including without limitation registering any of the Trademarks in its own name or the name of any entity other than Aspect) which may in any way impair the rights of Aspect in the Trademarks. Except as provided above, NK has no rights in the Trademarks or of any goodwill associated therewith and NK agrees that, except as expressly provided in this Agreement, it shall not acquire any rights in respect thereof and that all such rights and goodwill are, and shall remain, vested in Aspect.

(b) In order to comply with Aspect's quality control standards, NK shall: (i) whenever it uses the Trademarks, include a statement that the Trademarks are trademarks of Aspect; (ii) use the Trademarks in compliance with all relevant laws and regulations; (iii) at Aspect's request, provide Aspect with samples of the Products, so that Aspect can confirm that such Products are being manufactured hereunder in a manner consistent with the quality standards which Aspect applies in manufacturing BIS modules itself; and (iv) not modify any of the Trademarks in any way and not use any of the Trademarks on or in connection with any goods or services other than the Products.

2.4 RIGHT TO SUBLICENSE. NK shall not have the right to sublicense any of the rights or licenses granted hereunder without Aspect's prior written consent, which consent shall be withheld in Aspect's absolute discretion; PROVIDED, HOWEVER, it is understood that NK shall have the right to grant sublicenses to NK's Affiliates without Aspect's prior written consent. All sublicenses shall not become effective until the sublicensee confirms in writing to Aspect that it agrees to be bound by all of the terms and conditions contained in this Agreement.

2.5 NO RIGHTS BY IMPLICATION. No rights or licenses with respect to Licensed Technology are granted or deemed granted hereunder or in connection herewith, other than those rights or licenses expressly granted in this Agreement.

2.6 SOFTWARE AND COMPUTER PROGRAMS. The Product includes circuitry and software programs in binary code form which are designed for use with the Product (the "Circuitry" and the "Software"). For the purpose of this Agreement, the Circuitry and the Software shall not include any portion of the Product which is proprietary to NK or which is developed by or licensed to NK, independently of Rights and Technical Information provided by Aspect hereunder. Aspect hereby grants to NK a non-exclusive and non-transferable worldwide license, without the right to sublicense (except to purchasers of the Product and NK's Affiliates which become sublicensees pursuant to Section 2.4 above), during the Agreement Term to use the Circuitry, the Software and related documentation provided by Aspect (the "Documentation") solely in connection with operation of the Product. NK shall not disclose, furnish, transfer or otherwise make available the Circuitry, the Software, the Documentation or any portion thereof in any form to any third party (other than to purchasers of the Product and NK's Affiliates which becomes sublicensees pursuant to Section 2.4 above) and shall not duplicate the Circuitry, the Software, the Documentation or any

            Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



part thereof, except in connection with NK's manufacture and assembly of the Product in accordance with this Agreement. Title to and ownership of and all proprietary rights in or related to the Circuitry, the Software, the Documentation and all partial or complete copies thereof shall at all times remain with Aspect or its licensor(s). This Agreement shall not be construed as a sale of any rights in the Circuitry, the Software, the Documentation, any copies thereof or any part thereof. All references in this Agreement to sale, resale or purchase of the Products, or references of like effect, shall, with respect to the Circuitry, the Software and the Documentation mean licenses or sublicenses of the Circuitry, the Software and the Documentation pursuant to this Section 2.6. NK shall not disassemble, decompile or reverse engineer the Circuitry, the Software or any part thereof (except in the European Union and Norway, and only to the extent that it has the right to do so pursuant to applicable law in order to ensure interoperability with other software programs). NK shall retain and shall not alter or obscure any notices, markings or other insignia which are affixed to the Software, the Documentation or any part thereof at the time of delivery of such Software or such Documentation.

2.7 NON-COMPETITION. NK confirms that is has not previously, directly or indirectly, marketed or manufactured monitoring equipment, either as stand-alone monitors or as modules for monitors, which were designed to monitor the depth of anesthesia. NK confirms that it has not previously, directly or indirectly, developed monitoring equipment, either as stand-alone monitors or as modules for monitors, which was designed to: (i) monitor the depth or effects of anesthesia being administered to patients; and (ii) indicate any index of the depth or effects of anesthesia to assist anesthesiologists to evaluate the depth or effects of anesthesia using EEG (electroencephalogram). Until the first (1st) anniversary of the termination or expiration of this Agreement, as the case may be, NK shall not, directly or indirectly, develop, market or manufacture monitoring equipment, either as stand-alone monitors or as modules for monitors which is designed to [**] PROVIDED, HOWEVER that:[**], at any time,[**] at any time,[**] after the expiration or termination of this Agreement [**]. Specifically, it will [**] subject to the terms and conditions of this Section 2.7.

2.8   CHANGES TO KITS AND PRODUCTS.

(a) From time to time during the Agreement Term, Aspect may introduce improvements and modifications to the Kit. Aspect shall promptly deliver to NK one reproducible copy of manufacturing drawings and engineering specifications relating to such modification and improvement. NK may use, at its sole discretion, each such modification or improvement under the terms and conditions of this Agreement, without paying any additional amounts to Aspect. If NK determines not to use such modification or improvement, Aspect shall continue to supply NK with the Kit, but not as so modified or improved.

(b) Notwithstanding anything contained in this Agreement to the contrary, Aspect reserves the right from time to time during the License Term to require NK, after consulting with NK, to modify or improve the Product (including without limitation the software programs used in connection with the Product) if the modification or improvement reasonably relates to efficacy or patient safety. NK shall implement those changes to the Products being manufactured or to be manufactured and to modify and improve Products previously manufactured and shipped to customers in order to incorporate such changes. In that event, Aspect agrees to repair or replace Kits previously provided to NK or collected by NK from its customers, free of charge, whether or not such repair or replacement occurs during the relevant Warranty Period.

(c) Aspect shall immediately provide NK with a written notice upon Aspect becoming aware of the occurrence of any of the following events: (i) Aspect recalls any Kit, or ceases or suspends the sale of any Kit due to any problem which relates to such Kit's efficacy or patient safety in any country outside Japan; (ii) any defect of any Kit or the Licensed Technology, which relates to such Kit's efficacy or patient safety, is published, reported or made known to the public by any third party, or found by Aspect; or (iii) any Kit or the Licensed Technology contributed to or caused a death or serious injury, or any Kit or the Licensed Technology malfunctioned and if that malfunction occurred again, it would be likely to contribute or cause a death or serious injury.

2.9 INTELLECTUAL PROPERTY MAINTENANCE FEES. Aspect shall keep current all Rights relevant to the Products, and shall pay all fees and expenses in connection therewith promptly as such fees and expenses become due and payable.

2.10 NO KNOWLEDGE OF THIRD PARTY CLAIMS. Aspect represents and warrants to NK that Aspect knows of no claim by any third party of infringement by Aspect on such party's patent, trademark, copyright, trade secret or other intellectual property rights.

2.11 DISCLAIMER OF LIABILITY. ASPECT MAKES NO EXPRESS OR IMPLIED WARRANTY, STATUTORY OR OTHERWISE, CONCERNING THE LICENSED TECHNOLOGY OR ANY OTHER INFORMATION COMMUNICATED TO NK, INCLUDING WITHOUT LIMITATION NO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, OR NO WARRANTIES AS TO QUALITY OR THE USEFULNESS OF THE LICENSED TECHNOLOGY FOR ITS INTENDED PURPOSE; PROVIDED, HOWEVER, if Aspect or NK shall discover any errors in the Licensed Technology during the License Term, Aspect shall use commercially reasonable efforts to correct such errors in the Licensed Technology without cost to NK.

IN NO EVENT, HOWEVER, SHALL ASPECT BE LIABLE TO NK FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY OR INDIRECT LOSSES OR DAMAGES RESULTING FROM SUCH ERRORS IN THE LICENSED TECHNOLOGY.

            Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



3.    SALES BY ASPECT TO NK

3.1   OFFER AND ACCEPTANCE; PRICING.

(a) NK shall have the right to purchase from Aspect Kits at a transfer price of US[**] per Kit. For each proposed purchase by NK from Aspect, NK shall present a purchase order to Aspect (a "Purchase Order"). Each Purchase Order shall be deemed an offer to purchase and, unless NK is notified in writing to the contrary within five (5) Business Days after Aspect receives it, such Purchase Order shall be deemed accepted by Aspect.

(b) Aspect's transfer prices shall be FCA (FREE CARRIER) Natick, Massachusetts, U.S.A. Starting with the second (2nd) Contract Year, Aspect may change those transfer prices; PROVIDED, HOWEVER, that: (i) such change may be made only once a year effective as of the first day of April with the prior written notice to be given by Aspect no later than the last day of December of the preceding year, after consulting with NK; (ii) the annual increase shall be [**]; and (iii) no price change shall affect purchase orders offered by NK and accepted by Aspect prior to the date such price change becomes effective.

3.2 DELIVERY. Unless NK requests otherwise, all Kits ordered by NK shall be packed for shipment and storage in accordance with Aspect's standard commercial practices. It is NK's obligation to notify Aspect of any special packaging requirements (which shall be at NK's expense if such requirement is in excess of the scope of normal and necessary packaging for export). Aspect shall deliver Kits into the possession of a common carrier designated by NK in Natick, Massachusetts, U.S.A. no later than the date specified for such delivery on the relevant purchase order. Risk of loss and damage to a Kit shall pass to NK upon the delivery thereof to the common carrier designated by NK. If NK does not designate a common carrier by the specified delivery date, then Aspect may do so on NK's behalf. All claims for non-conforming shipments must be made in writing to Aspect within thirty (30) days of the passing of risk of loss and damage.

3.3   METHOD OF PAYMENT

(a) All amounts due and payable with respect to Kits delivered by Aspect in accordance with this Article 3 shall be paid in full within 30 days after the date of Aspect's invoice therefor. All such amounts shall be paid in U.S. Dollars by wire transfer, to such bank or account as Aspect may from time to time designate in writing. All costs incurred in connection with such wire transfer shall be the responsibility of NK. Whenever any amount hereunder is due on a day which is not a day on which banks in Natick, Massachusetts, U.S.A. are open for business (a "Business Day"), such amount shall be paid on the next such Business Day. Amounts hereunder shall be considered to be paid as of the day on which funds are received by Aspect's bank. No part of any amount payable to Aspect hereunder may be reduced due to any counterclaim, set-off, adjustment or other right which NK might have or assert against Aspect, any other party or otherwise.

(b) All amounts due and owing to Aspect hereunder but not paid by NK on the due date thereof shall bear interest (in U.S. Dollars) at the rate 18 per cent per annum. Such interest shall accrue on the balance of unpaid amounts from time to time outstanding from the date on which portions of such amounts become due and owing until payment thereof in full.

3.4   LIMITED WARRANTY.

(a) With respect to the Kit, Aspect makes the warranties set forth in Exhibit D attached hereto and made a part hereof. Under no circumstances shall the warranties set forth in Exhibit D hereto apply to a Kit which has been customized, modified, damaged or misused by NK or any third party without Aspect's authorization. NK's sole remedy for a non-conforming Kit is, at Aspect's election, the repair or replacement thereof.

(b) THE PROVISIONS OF THE FOREGOING WARRANTIES ARE IN LIEU OF ANY OTHER WARRANTY, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL (INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE).

(c) EXCEPT AS PROVIDED IN SECTION 5.2 HEREIN, ASPECT'S LIABILITY ARISING OUT OF THE MANUFACTURE, SALE OR SUPPLYING OF KITS OR THEIR USE OR DISPOSITION, WHETHER BASED UPON WARRANTY, CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE ACTUAL PURCHASE PRICE PAID BY NK FOR SUCH KITS.

(d) After expiration of the Warranty Period, Aspect shall undertake repairs of Kits or shall provide parts for repairs by NK, at reasonable cost to NK. Both parties shall agree on the charge for such repairs and parts.

3.5 PRIORITY OF AGREEMENT. In the event of any discrepancy between any Purchase Order and this Agreement, the terms of this Agreement shall govern.

            Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



3.6   MINIMUM PURCHASE REQUIREMENTS WITH RESPECT TO BIS SENSORS.

(a) NK' s minimum purchase of BIS sensors from Aspect under the international distribution agreement between the Parties dated as of the date hereof for the first (1st) Contract Year (as defined in this Agreement) shall be [**] per year for each Product sold by NK hereunder. For the purpose of this provision, such one year period for the minimum purchase of BIS sensors for each Product shall separately commence on the first day of the month following the month when NK resells such Product to NK's customers. To administer this provision, NK shall inform Aspect from time to time (but no less frequently than quarterly), to the extent such information is available to NK, of the names and addresses of hospitals purchasing Products from NK and the number of Products sold by NK. On or before the end of the first (1st) Contract Year, the Parties shall review minimum sensor usage based on the actual experience during such Contract Year, and shall adjust this requirement accordingly for subsequent Contract Years. For the purposes of this provision, a "purchase" of sensors within a Contract Year shall mean paying Aspect for such sensors on or before the last day of such Contract Year.

(b)   Failure to meet the minimum purchase requirement described in
Section 3.6(a) above shall constitute a material breach of this Agreement for the purposes of Section 6.2 below. Termination shall be the only consequence of NK failing to satisfy this minimum purchase requirement.

4.    CONFIDENTIAL INFORMATION

4.1 CONFIDENTIALITY OBLIGATIONS. Each Party (the "disclosing Party") has a proprietary interest in information which it discloses to the other Party (the "receiving Party"), whether in connection with this Agreement or otherwise, which is (a) a trade secret, confidential or proprietary information, (b) not publicly known, and (c) annotated by a legend, stamp or other written identification as confidential or proprietary information, or if disclosed orally, is identified as confidential or proprietary by a written instrument within 30 days of such disclosure (hereinafter referred to as "Proprietary Information"). The receiving Party shall disclose the Proprietary Information of the disclosing Party only to those of its agents and employees to whom it is necessary in order properly to carry out their duties as limited by the terms and conditions hereof. Both during and after the Agreement Term, all disclosures by the receiving Party to its agents and employees shall be held in strict confidence by such agents and employees. During and after the Agreement Term, the receiving Party, its agents and employees shall not use the Proprietary Information for any purpose other than in connection with discharging its duties pursuant to this Agreement. The receiving Party shall, at its expense, return to the disclosing Party the Proprietary Information of the disclosing Party as soon as practicable after the termination or expiration of this Agreement. During the Agreement Term and thereafter, all such Proprietary Information shall remain the exclusive property of the disclosing Party. This Article 4 shall also apply to any consultants or subcontractors that the receiving Party may engage in connection with its obligations under this Agreement.

4.2 EXCEPTIONS. Notwithstanding anything contained in this Agreement to the contrary, the receiving Party shall not be liable for a disclosure of the Proprietary Information of the disclosing Party if the information so disclosed:
(a) was in the public domain at the time of disclosure without breach of this Agreement; or (b) was known to or contained in the records of the receiving Party from a source other than the disclosing Party at the time of disclosure by the disclosing Party to the receiving Party and can be so demonstrated; or (c) becomes known to the receiving Party from a source other than the disclosing Party without breach of this Agreement by the receiving Party and can be so demonstrated; or (d) was disclosed pursuant to court order or as otherwise compelled by law.

5.    INDEMNIFICATIONS

5.1 IN FAVOR OF ASPECT. NK hereby agrees to indemnify, defend and hold harmless Aspect, its Affiliates and all officers, directors, employees and agents thereof from all liabilities, claims, damages, losses, costs, expenses, demands, suits and actions (including without limitation attorneys' fees, expenses and settlement costs) (collectively, "Damages") arising out of: (i) NK's failure to comply with relevant laws and regulations; (ii) personal injuries and/or property damages resulting from the Product which relate to the portion of the Product developed and manufactured by NK or which relate to the failure of NK to incorporate the Kit within the Product in accordance with the Technical Information provided by Aspect hereunder; or (iii) NK's making representations or warranties with respect to the Kits which are not authorized by Aspect hereunder.

5.2 IN FAVOR OF NK. Aspect hereby agrees to indemnify, defend and hold harmless NK, its Affiliates and all officers, directors, employees and agents thereof from all Damages arising out of: (i) the Products or the Kits infringing on the intellectual property rights of third parties; (ii) use of the Trademarks in accordance with Section 2.3(a) above which infringes on the trademark, service mark or trade name rights of third parties; or (iii) personal injuries and/or property damages resulting from the Product which relate to the portion of the Product developed and manufactured by Aspect or which relate to NK's incorporation of the Kit within the Product in accordance with the Technical Information provided by Aspect hereunder; PROVIDED, HOWEVER, that:

(a) Aspect shall have no obligation for any claim of infringement arising from: (i) any combination by NK of the Product and/or the Kits with any other product not supplied or approved in writing by Aspect (unless such combination is a normal combination with other monitoring equipment or any part thereof), where such infringement would not have occurred but for such combination; (ii) the adaptation or modification of the Product and/or the Kits not performed or not authorized by Aspect, where such infringement would not have occurred but for such adaptation or modification; (iii) the misuse of the Product and/or the Kits or the use of the Product and/or the Kits in an application for which they were not designed by Aspect, where such infringement would not have occurred but for such use or misuse; or (iv) a claim based on intellectual property rights owned by NK or any of its Affiliates.

(b) In the event that the Products are held in a suit or proceeding to infringe any intellectual property rights of a third party, and the use of the Product or the Kits is enjoined or Aspect reasonably believes that it is likely to be found to infringe or likely to be enjoined, Aspect shall, at its sole cost and expense, either (i) procure for NK the right to continue manufacturing, using and selling the Products and/or using and selling the Kits, or (ii) replace the Product and/or the Kits with non-infringing Products of equivalent functionality. If neither (i) or (ii) are practicable, either party may terminate this Agreement, effective immediately, upon giving the other party written notice. Upon such termination, Aspect shall refund to NK the Unused Portion of the license fee described in Section 2.1(c) above, according to
Section 6.6 below.

(c) This Section 5.2 constitutes NK's exclusive remedy in the event that the Product, the Kits and/or the Trademarks infringe on the intellectual property rights of third parties.

5.3 INDEMNIFICATION PROCEDURES. The Party benefitting from an indemnity hereunder (the "indemnified party") hereby agrees that: (a) the other Party (the "indemnifying Party") shall have sole control and authority with respect to the defense or settlement of any such claim; and (b) the indemnified Party and its Affiliates, officers, directors, employees and agents thereof shall cooperate fully with the indemnifying Party, at the indemnifying Party's sole cost and expense, in the defense of any such claim. Any settlement of any such claims that imposes any liability or limitation on the indemnifying Party shall not be entered into without the prior written consent of the indemnifying Party.

5.4 PARTIAL INDEMNIFICATION. In the event a claim is based partially on an indemnified claim described in Sections 5.1 and/or 5.2 above and partially on a non-indemnified claim, or is based partially on a claim described in Section 5.1 above and partially on a claim described in Section 5.2 above, any payments and reasonable attorney fees incurred in connection with such claims are to be apportioned between the Parties in accordance with the degree of cause attributable to each Party.

6.    TERMINATION OR EXPIRATION

6.1 EXPIRATION OF AGREEMENT. Unless it is terminated earlier pursuant to this Article, this Agreement shall continue in full force and effect until it automatically expires on the fourth (4th) anniversary of the Commencement Date. Both parties shall discuss the renewal of this Agreement at least six (6) months prior to such expiration of this Agreement.

6.2 TERMINATION FOR CAUSE. Upon the occurrence of a material breach or default as to any obligation hereunder by either Party and the failure of the breaching Party to promptly pursue (within thirty (30) days after receiving written notice thereof from the non-breaching Party) a reasonable remedy designed to cure (in the reasonable judgment of the non-breaching Party) such material breach or default, this Agreement may be terminated by the non-breaching Party by giving written notice of termination to the breaching Party, such termination being immediately effective upon the giving of such notice of termination.

6.3 AFTER TERMINATION OR EXPIRATION. The Parties agree that, once this Agreement is terminated or expires, NK shall immediately cease: (a) any use or practice of the Licensed Technology; and (b) any development, manufacture, use or sale of the Product; PROVIDED, HOWEVER, that: (i) NK shall have the right to manufacture Products using the Kits which are in NK's possession at the time of such termination or expiration; (ii) NK shall have the right to sell Products which are in NK's possession at the time of such termination or expiration, and manufactured by NK under 6.3(a) above, for a period of three (3) months after such termination or expiration; PROVIDED, HOWEVER, that NK may, at its option, within ten (10) days after the end of such three (3) month period, notify Aspect that it has elected to extend this period for nine (9) additional months, in which case NK shall pay Aspect US [**] for each module sold during such nine (9) month period; (iii) Aspect or any third party designated by Aspect shall sell to NK the parts necessary to repair the Products and shall grant to NK the right to repair Products, for a period reasonably deemed that Products are used by the customers; and (iv) Aspect or any third party designated by Aspect shall continue to supply NK with BIS sensors to use with Products, for a period reasonably deemed that Products are used by the customers.

6.4 PAYMENT OBLIGATIONS CONTINUE. Upon termination or expiration of this Agreement, nothing shall be construed to release NK from its obligations to pay Aspect any and all amounts accrued but unpaid pursuant to Article 3 above prior to the date of such termination or expiration.

6.5 NO DAMAGES FOR TERMINATION. The Parties agree that if either Party terminates the other Party pursuant to this Article 6, then the terminating Party shall not be liable for damages or injuries suffered by the other Party as a result of that termination, unless otherwise expressly provided herein.

6.6 REFUND OF LICENSE FEE. In the event that this Agreement is terminated for any reason (other than based on a material breach or default of NK in accordance with Section 6.2 above), the Unused Portion of the license fee paid to Aspect by NK under Section 2.1(c) of this Agreement shall be refunded to NK by Aspect. For the purpose of this Agreement, "Unused Portion" shall mean the amount which equals US [**]. In no event [**]. In the event that this Agreement is terminated before Commencement Date (other than based on a material breach or default of NK in accordance with Section 6.2 above), the full amount of such license fee [**] shall be refunded to NK.

7.    MISCELLANEOUS

7.1 NO INDIRECT DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR LOSS OF USE DAMAGES) ARISING OUT OF THE MANUFACTURE, USE, SALE OR SUPPLYING OF THE PRODUCT OR KITS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

7.2 ASSIGNMENTS. This Agreement and the rights and obligations hereunder may not be assigned, delegated or transferred by either Party without the prior written consent of the other Party; PROVIDED, HOWEVER, that the other Party's consent shall not be required with respect to any assignment, delegation or transfer by a Party to (i) an Affiliate of such Party; or (ii) the purchaser of all or substantially all of the assets or stock of such Party, through merger, consolidation or otherwise. To the extent permitted by this Agreement, this Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of both Parties.

7.3 GOVERNING LAW. This Agreement shall be construed and governed according to, and any arbitration shall be conducted in accordance with, the laws of the Commonwealth of Massachusetts, U.S.A., excluding its conflicts of laws principles.

7.4 DISPUTE RESOLUTION. Any dispute, controversy or claim arising out of or relating to this Agreement or to a breach hereof, including its interpretation, performance or termination, shall be finally resolved by arbitration. The arbitration shall be conducted by three (3) arbitrators, one to be appointed by Aspect, one to be appointed by NK and a third being nominated by the two arbitrators so selected or, if they cannot agree on a third arbitrator, by the President of the American Arbitration Association. The arbitration shall be conducted in English and in accordance with the commercial arbitration rules of the United Nations Commission on International Trade Law. The arbitration, including the rendering of the award, shall take place in Los Angeles, California, U.S.A. and shall be the exclusive forum for resolving such dispute, controversy or claim. The decision of the arbitrators shall be binding upon the parties hereto, and the expense of the arbitration (including without limitation the award of attorneys' fees to the prevailing party) shall be paid as the arbitrators determine. The decision of the arbitrators shall be executory, and judgment thereon may be entered by any court of competent jurisdiction. Notwithstanding anything contained in this Section to the contrary, each Party shall have the right to institute judicial proceedings against the other Party or anyone acting by, through or under such other Party, in order to enforce the instituting Party's rights hereunder through reformation of contract, specific performance, injunction or similar equitable relief.

7.5 ENTIRE AGREEMENT. This Agreement supersedes and cancels any previous agreements or understandings, whether oral, written or implied, heretofore in effect and sets forth the entire agreement between Aspect and NK with respect to the subject matter hereof. No modification or change may be made in this Agreement except by written instrument duly signed by a duly authorized representative of each Party.

7.6 NOTICES. All notices given under this Agreement shall be in writing and shall be addressed to the Parties at their respective addresses and telecopy numbers, and to the attention of the individuals set forth above. Either Party may change its address, telecopy number and contact person for purposes of this Agreement by giving the other Party written notice of its new address, telecopy number or contact person. Any such notice if given or made by registered or recorded delivery international air mail letter shall be deemed to have been received on the earlier of the date actually received and the date fifteen (15) calendar days after the same was posted (and in proving such it shall be sufficient to prove that the envelope containing the same was properly addressed and posted as aforesaid) and if given or made by telecopy transmission shall be deemed to have been received at the time of dispatch, unless such date of deemed receipt is not a day on which banks in the receiving party's home city are open for business, in which case the date of deemed receipt shall be the next day on which banks in the receiving party's home city are open for business.

7.7 WAIVERS. None of the conditions or provisions of this Agreement shall be held to have been waived by any act or knowledge on the part of either Party, except by an instrument in writing signed by a duly authorized officer or representative of such Party. Further, the waiver by either Party of any right hereunder or the failure to enforce at any time any of the provisions of this Agreement, or any rights with respect thereto, shall not be deemed to be a waiver of any other rights hereunder or any breach or failure of performance of the other Party.

7.8 RESPONSIBILITY FOR TAXES. Taxes now or hereafter imposed with respect to the transactions contemplated hereunder (with the exception of income taxes or other taxes imposed upon Aspect and measured by the gross or net income of Aspect, and with the exception of withholding tax set forth in Section 2.1(c) above) shall be the responsibility of NK, and if paid or required to be paid by Aspect, the amount thereof shall be added to and become a part of the amounts payable by NK hereunder.

7.9 SEVERABILITY. If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court. The Parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

7.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.11  RELATIONSHIP OF THE PARTIES.

(a) The relationship between Aspect and NK shall not be construed to be that of employer and employee, nor to constitute a partnership, joint venture or agency of any kind. Neither Party shall have any right to enter into any contracts or commitments in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

(b) NK shall not obligate or purport to obligate Aspect by issuing or making any affirmations, representations, warranties or guaranties with respect to Kits to any third party, other than the warranties described in Exhibit D hereto.

7.12 LANGUAGE. All written material, correspondence, Technical Information, notices and oral assistance supplied by either Party hereunder shall be in the English language.

7.13 SURVIVAL OF CONTENTS. Notwithstanding anything else in this Agreement to the contrary, the parties agree that Sections 2.7, 2.11, 3.3 and 3.4 and Articles 4, 5, 6 and 7 shall survive the termination or expiration of this Agreement, as the case may be.

7.14 COMPLIANCE WITH LAWS. NK covenants that all of its activities under or pursuant to this Agreement shall comply with all applicable laws, rules and regulations. NK shall be responsible for obtaining all licenses, permits and approvals which are necessary or advisable for sales of Products in all jurisdictions and for the performance of its duties hereunder. In particular, but without limitation, NK shall be responsible for all submissions to the MHW which may be required to obtain marketing approval of the Product. NK shall use its best efforts to obtain such MHW approvals as expeditiously as possible. NK shall promptly give Aspect written notice of the MHW Approval Date. Aspect shall: (i) fully comply with any applicable law, regulation and rule of government of the United States and agencies or instrumentalities thereof; and (ii) maintain all U.S. governmental approvals and licenses necessary to produce and export the Kit.

7.15 HEADINGS. Any headings contained herein are for directory purposes only, do not constitute a part of this Agreement, and shall not be employed in interpreting this Agreement.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement under seal.

                                          ASPECT MEDICAL SYSTEMS, INC.

                                          By /s/ J. B. Eagle
                                             -----------------------------------
                                          Name:  J. B. Eagle
                                          Title: Chairman

                                          NIHON KOHDEN CORPORATION

                                          By /s/ Kazuo Ogino
                                             -----------------------------------
                                          Name:  Kazuo Ogino
                                          Title: Prsident and Chief Executive


EXHIBIT A     Description of BIS Module Kit
EXHIBIT B     Patents and Patent Applications
EXHIBIT C     Trademarks, Service Marks and Trade Names
EXHIBIT D     Warranties for Kit

            Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



EXHIBIT A

DESCRIPTION OF BIS MODULE KIT

The BIS `Module Kit' is designed specifically for OEM applications and allows the integration of Aspect's BIS monitoring technology into OEM patient monitoring systems. The BIS Engine will interface to the patient via the Aspect BIS sensor and to the OEM equipment utilizing a serial (RS-232) 3-wire interface and the necessary power connections.

The BIS module kits consists of a Digital Signal Converter (DSC-2) that is placed in proximity to the patient and a small circuit board that resides in the OEM equipment. The DSC-2 is a small (palm sized) front-end to the BIS Engine circuit board that provides the patient interface and performs the high performance analog to digital conversion of the EEG signals. The EEG signals are transmitted in digital format from the DSC-2 to the BIS engine circuit board via a 20 foot cable that is hard wired connected at the DSC-2.

The BIS Engine circuit board measures 3 x 4 inches. This board performs digital signal processing on the digitized EEG signal and outputs the Bispectral Index to the OEM system via the RS-232 serial connection. The board is constructed using double sided surface mount techniques. The connections to the BIS Engine circuit board are a serial interface (RS-232) and power.

Detailed Technical Specifications:

[**]

EXHIBIT B

PATENTS AND PATENT APPLICATIONS


-------------- -------------------- -------------------------------------------- -------
 US PATENT #        PATENT                              DESCRIPTION
-------------- -------------------- -------------------------------------------- -------
  4,907,597    EEG BIS #1           Cerebral Bio-Potential Analysis Patents
-------------- -------------------- covering adaption of bispectral analysis     -------
  5,010,891    EEG BIS #2           and means for extracting information for
-------------- -------------------- diagnostic and monitoring applications       -------
  5,320,109    EEG BIS #3
-------------- --------------------                                              -------
  5,458,117    EEG BIS #4
-------------- -------------------- -------------------------------------------- -------
  5,381,804    A1000/A1050/DSC      Interface to biopotential signal acquisition
-------------- -------------------- -------------------------------------------- -------
  5,305,746    ZipPrep Electrode    Self-prepping electrode technology
-------------- -------------------- -------------------------------------------- -------
   pending     BIS Sensor System    Interface to BIS Disposable
                                    Sensor/Electrode
-------------- -------------------- -------------------------------------------- -------
   pending     BIS Sensor           Disposable
                                    BIS (Zip Prep) Sensor
-------------- -------------------- -------------------------------------------- -------

EXHIBIT C

TRADEMARKS



           Aspect(R)

           ZIPPREP(TM)

           Zipprep(TM)

           A-1050(TM)

           A-1000(TM)

           A-2000(TM)

           Bispectral Index(TM)

           BIS(TM)

           BIS(TM)

EXHIBIT D

WARRANTY

Aspect warrants to the initial Purchaser that the BIS MODULE KIT ("Warranted Product") will be free from defects in workmanship or materials, when given normal, proper, and intended usage for a period of 18 months from the date of its initial shipment to Purchaser, or 12 months from the date of resale by Purchaser, whichever period first expires. Excluded from this warranty are expendable components and supply items such as, but not limited to, electrodes, cables, and prep solutions. Aspect's obligations under this warranty are to repair or replace any Warranted Product or part thereof that Aspect reasonably determines to be covered by this warranty and to be defective in workmanship or materials provided that the Purchaser has given notice of such warranty claim within the Warranty Period and the Warranted Product is returned to the factory with freight prepaid. Repair or replacement of Products under this warranty does not extend the Warranty Period.

To request repair or replacement under this warranty, Purchaser should contact Aspect at 2 Vision Drive, Natick, Massachusetts 01760, 800-442-2051 or 508-647-2088. Aspect will authorize Purchaser to return the Warranted Product (or part thereof) to Aspect. Aspect shall determine whether to repair or replace Products and parts covered by this warranty and all Products or parts replaced shall become Aspect's property. In the course of warranty service, Aspect may but shall not be required to make engineering improvements to the Warranted Product or part thereof. If Aspect reasonably determines that a repair or replacement is covered by the warranty, Aspect shall bear the costs of shipping the repaired or replacement Product to Purchaser. All other shipping costs shall be paid by Purchaser. Risk of loss or damage during shipments under this warranty shall be borne by the party shipping the Product. Products shipped by Purchaser under this warranty shall be packaged in the original shipping container or equivalent packaging to protect the Product. If Purchaser ships a Product to Aspect in unsuitable packaging, any physical damage present in the Product on receipt by Aspect (and not previously reported) will be presumed to have occurred in transit and will be the responsibility of Purchaser.

Unless authorized or instructed by Aspect in advance, this warranty does not extend to any Warranted Products or part thereof: that have been subject to misuse, neglect or accident; that have been damaged by causes external to the Warranted Product, including but not limited to failure of or faulty electrical power; that have been used in violation of Aspect's instructions; that have been affixed to any nonstandard accessory attachment; on which the serial number has been removed or made illegible; that have been modified by anyone other than Aspect; or that have been disassembled, serviced, or reassembled by anyone other than Aspect, unless authorized by Aspect. Aspect shall have no obligation to make repairs, replacements, or corrections which result, in whole or in part, from normal wear and tear. Aspect makes no warranty (a) with respect to any products that are not Warranted Products, (b) with respect to any products purchased from a person other than Aspect or an Aspect-authorized distributor or (c) with respect to any product sold under a brand name other than Aspect.

THIS WARRANTY IS THE SOLE AND EXCLUSIVE WARRANTY FOR ASPECT'S PRODUCTS, EXTENDS ONLY TO THE PURCHASER AND IS EXPRESSLY IN LIEU OF ANY OTHER EXPRESS OR IMPLIED WARRANTIES INCLUDING WITHOUT LIMITATION ANY WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS OTHERWISE PROVIDED HEREIN, ASPECT'S MAXIMUM LIABILITY ARISING OUT OF THE SALE OF THE PRODUCTS OR THEIR USE, WHETHER BASED ON WARRANTY, CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE ACTUAL PAYMENTS RECEIVED BY ASPECT IN CONNECTION THEREWITH. ASPECT SHALL NOT BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL LOSS, DAMAGE OR EXPENSE (INCLUDING WITHOUT LIMITATION LOST PROFITS) DIRECTLY OR INDIRECTLY ARISING FROM THE SALE, INABILITY TO SELL, USE OR LOSS OF USE OF ANY PRODUCT. EXCEPT AS SET FORTH HEREIN, ALL PRODUCTS ARE SUPPLIED "AS IS" WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED.